Exhibit 5.1

[Letterhead of Eversheds Sutherland (US) LLP]

February 29, 2024

Fidus Investment Corporation

1603 Orrington Avenue, Suite 820

Evanston, IL 60201

Ladies and Gentlemen:

We have acted as counsel to Fidus Investment Corporation, a Maryland corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form N-2 (File No. 333-253525) (as amended as of the date hereof, the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was initially filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2021 and amended by a pre-effective amendment on April 30, 2021 (such Registration Statement, at the time it become effective on May 3, 2021, including the exhibits and schedules thereto, the information incorporated or deemed to be incorporated into the Registration Statement by reference, any information contained in a prospectus supplement subsequently filed with the Commission pursuant to Rule 424 under the Securities Act and deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, is hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the public offering of securities of the Company that may be offered by the Company from time to time as set forth in the prospectus dated May 3, 2021, which forms a part of the Registration Statement, together with the information incorporated or deemed to be incorporated therein by reference (the “Base Prospectus”), and as may be set forth from time to time in one or more supplements to the Base Prospectus.

This opinion letter is rendered in connection with the issuance and sale, from time to time, of up to $300,000,000 in aggregate offering price of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, as described in the prospectus supplement, dated November 10, 2022 (together with the Base Prospectus included therein and the information incorporated by reference therein, the “Prospectus Supplement”), supplement no. 1 to the Prospectus Supplement, dated March 2, 2023 (“Supplement No. 1”), supplement no. 2 to the Prospectus Supplement, dated May 8, 2023 (“Supplement No. 2”), supplement no. 3 to the Prospectus Supplement, dated August 4, 2023 (“Supplement No. 3”), supplement no. 4 to the Prospectus Supplement, dated August 11, 2023 (“Supplement No. 4”), supplement no. 5 to the Prospectus Supplement, dated November 2, 2023 (“Supplement No. 5”) and supplement no. 6 to the Prospectus Supplement, dated February 29, 2024 (“Supplement No. 6” and together with the Prospectus Supplement, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, and Supplement No. 5 and including, in each case, any information incorporated by reference therein, the “Prospectus”), each filed with the Commission pursuant to Rule 424 under the Securities Act. The Shares are to be sold by the Company pursuant to an equity distribution agreement, dated as of November 10, 2022, as amended on August 11, 2023 and February 29, 2024 (collectively, the “Equity Distribution Agreement”), by and among the Company and Fidus Investment Advisors, LLC (the “Advisor”), on the one hand, and Raymond James & Associates, Inc. and B. Riley Securities, Inc. (the “Sales Agents”), on the other hand.

As counsel to the Company, we have participated in the preparation of the Registration Statement and the Prospectus and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	the Equity Distribution Agreement;

(ii)	the Articles of Amendment and Restatement of the Company (the “Articles”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(iii)	the Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iv)	a Certificate of Good Standing with respect to the Company, issued by the SDAT as of the date hereof (the “Certificate of Good Standing”);

(v)

the resolutions of the board of directors of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, (b) the authorization of the issuance, offer and sale of the Shares pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company, and (c) the execution and delivery of the Equity Distribution Agreement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied on certificates and confirmations of public officials (which we have assumed remain accurate as of the date of this opinion letter) and on certificates of an officer of the Company. We have not independently established the facts or, in the case of certificates or confirmations of public officials, the other statements so relied upon.

With respect to such examination and our opinion expressed in this opinion letter, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued and that such certificates remain accurate as of the date of this letter, and (vi) the accuracy and completeness of all corporate records made available to us by the Company.

The opinion set forth below is limited to the effect of the Maryland General Corporation Law, as in effect as of the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares.

This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth in this opinion letter, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and delivered against payment thereof in accordance with the terms and conditions of the Equity Distribution Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed in this opinion letter are (i) strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (ii) only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission for incorporation by reference in the Registration Statement, and to the reference to our firm in the “Legal Matters” section of the Prospectus Supplement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ EVERSHEDS SUTHERLAND (US) LLP

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